EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED



                                     2008
                                 THIRD QUARTER
                              EARNINGS SUPPLEMENT












        THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") THIRD QUARTER 2008 EARNINGS RELEASE.

       ----------------------------------------------------------------------
       THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 22 OF THIS SUPPLEMENT, PAGES 63-64 IN THE COMPANY'S 2007 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2007 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
       ----------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED


FINANCIAL RESULTS

o Third quarter diluted EPS from continuing operations of $0.74 decreased 21% versus $0.94 last year. Revenues net of interest expense rose 3%. Return on average equity (ROE) was 28% and return on average tangible equity (ROTE), which excludes goodwill and intangibles, was 34%.*

     - 3Q '08 and 3Q '07 Income from continuing operations included $11MM ($7MM after-tax) and $10MM ($7MM after-tax), respectively, of reengineering costs primarily within Corporate & Other and Global Network & Merchant Services ("GNMS") in 3Q '08 and Global Commercial Services ("GCS") in 3Q `07.

     - The discontinued operations line in the Consolidated Financial Statements contains the results, assets and liabilities related to various business sales. This primarily includes the results from American Express Bank, Ltd. ("AEB"), which was sold to Standard Chartered PLC ("Standard Chartered") in 1Q '08, as well as American Express International Deposit Company, ("AEIDC"), which is contracted to be sold to Standard Chartered through a put/call agreement in August 2009, as discussed further on page 4.
         -- 3Q '08 results reflected ($46MM) of losses from discontinued operations versus ($55MM) of losses last year, primarily reflecting charges of $69MM ($45MM after-tax) and $81MM ($41MM after-tax) in each respective period, for mark-to-market adjustments and sales within the AEIDC investment portfolio.

     - Including discontinued operations, diluted EPS on a net income basis of $0.70 decreased 22% versus last year.

BUSINESS METRICS

o Compared with the third quarter of 2007:

     - Worldwide billed business of $175.5B increased 8% on relatively strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 1% benefit within the reported worldwide growth rate.

     - Worldwide total cards-in-force of 92.1MM increased 9%, up 7.4MM from last year and 2.0MM during 3Q '08, on continued proprietary and network card growth.

     - Worldwide average spending per proprietary basic card-in-force increased 1% versus last year reflecting the suppressing effect of a more difficult U.S. economy and substantial card additions over the past few years.

     - Worldwide lending balances of $45.8B on an owned basis decreased 9%; on a managed basis, worldwide lending balances of $75.6B were up 5%.

FINANCIAL HIGHLIGHTS

o FINANCIAL REPORTING CHANGES. The following revisions were made in 3Q '08 to the financial reporting of discontinued operations and certain credit metrics:

     - DISCONTINUED OPERATIONS: As part of the Company's agreement to sell AEIDC to Standard Chartered, as referenced above and further discussed on page 4, the results of AEIDC have been removed from the Corporate & Other segment and are now reported in the discontinued operations line on the Company's Consolidated Statements of Income for all prior periods. Please refer to the Company's Form 8-K filing dated September 12, 2008 for the financial and other information reflecting the inclusion of AEIDC as a discontinued operation for all historical periods.

- CREDIT METRICS:**

         -- CARDMEMBER LENDING NET WRITE-OFF RATE: In 3Q '08, the Company revised its method of reporting the cardmember lending net write-off rate. Historically, the net write-off rate has been presented using net write-off amounts for principal, interest and fees. However, industry convention is generally to include only the net write-offs related to principal in write-off rate disclosures. The Company is presenting the net write-off rate using the net write-off amounts for principal only, consistent with industry convention.

         -- 30 DAYS PAST DUE AS A % OF LOANS AND RESERVES AS A % OF 30 DAYS PAST DUE ACCOUNTS: These metrics were revised for the U.S. Card Services ("USCS") segment to align with industry practice and the International Card Services ("ICS") segment, whereby payments made by U.S. cardmembers after billing cycle cut, but before month-end, are applied to their oldest balance. Previously, USCS applied such payments to current balances.

         -- Neither of these credit metric modifications indicates a change in management's view of the Company's underlying credit quality or risk profile, and they do not impact the method in which the Company assesses the adequacy of its reserves.

  * Please refer to Appendix I of the Third Quarter 2008 Earnings Release for the components of ROE and ROTE on both a consolidated and segment basis.
 ** Please refer to Appendix II & III of the Third Quarter 2008 Earnings
    Release, American Express Company Selected Statistical Information pages, for revised credit metrics for quarters ended March 31, 2006 through June 30, 2007. Revised credit metrics for quarters ended September 30, 2007 through June 30, 2008 are included within the relevant Third Quarter 2008 Earnings Release, American Express Company Selected Statistical Information pages.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

o SECURITIZATION INCOME, NET: Decreased 49% primarily due to lower excess spread, net, driven by increased write-offs and a $100MM ($62MM after-tax) charge to the fair value of the I/O Strip, which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates. The charge to the I/O Strip was driven primarily by higher expected write-offs and interest expense due to changes in recent market conditions. As of September 30, the fair market value of the I/O Strip was $38MM, versus $223MM as of December 31, 2007.

o TOTAL INTEREST INCOME: Decreased 3% due to a lower average loan balance and a lower portfolio yield, driven by the impact of reduced market interest rates on variably priced assets.

o TOTAL INTEREST EXPENSE: Decreased 16%, reflecting a lower cost of funds, due to the benefit of lower market interest rates on short-term and variable-rate debt, which more than offset the cost of higher funding levels related to increased cash amounts and other liquidity resources.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 7% on higher volume-driven rewards costs. Marketing and promotion expenses were flat versus the prior year, reflecting a consistent consolidated level of business-building investments versus 3Q '07, but with a greater emphasis on our non-U.S. activities.

o HUMAN RESOURCES EXPENSE: Increased 7%, reflecting the impact of a higher level of employees and greater merit and salesforce-related incentive costs.

     - Compared with last year, the total employee count from continuing operations of 66,500 increased by 1,500 employees, or 2%. Compared with last quarter, the employee count was flat.

o TOTAL PROVISIONS FOR LOSSES: Increased 51% primarily reflecting the difficult U.S. credit environment, which led to increased write-off and delinquency rates, as well as increased business volumes, partially offset by lower average owned loan balances.

CAPITAL, LIQUIDITY, AND FUNDING

o CAPITAL RETURNED TO SHAREHOLDERS. During 3Q '08 we returned 24% of capital generated to shareholders through our quarterly dividend. On a cumulative basis, since 1994, we have returned 68% of capital generated through share repurchases and dividends.

     - SHARE REPURCHASES: During 3Q '08 and 2Q '08 no shares were repurchased, versus 15MM shares in 3Q '07. Share repurchases were suspended during 1Q '08 in light of the uncertain U.S. economic environment. Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.


                                                                                    Millions of Shares
                                                                       ---------------------------------------------
     -  ACTUAL SHARE ACTIVITY:                                           3Q '08           2Q '08            3Q '07
                                                                         ------           ------            ------
           Shares outstanding - beginning of period                       1,159            1,158             1,182
           Repurchase of common shares                                        -                -               (15)
           Employee benefit plans, compensation and other                     1                1                 2
                                                                         ------           ------            ------
           Shares outstanding - end of period                             1,160            1,159             1,169
                                                                         ======           ======            ======

     CAPITAL AND FUNDING NEEDS: In light of recent conditions in the financial markets, the Company provided an update regarding its liquidity and capital resources in a Form 8-K filed with the SEC on October 6, 2008 ("October 8-K").

     During 2008, the Company increased its surplus capital above normal historical levels by retaining a larger portion of the capital and funds generated from ongoing business operations.

     The Company's 2008 funding plan currently targets the issuance of approximately $27B of term debt for the year, including off-balance sheet securitizations of credit card loans. Through September 30, 2008, the Company had raised approximately $23B, or 85% of this total. The Company's current funding targets for 2008 are approximately $5B lower than the amount reported in the Company's Quarterly
     Report on Form 10-Q for the three months ended June 30, 2008. The decrease from prior levels primarily reflects slower expected growth in the Company's credit card loans outstanding and reductions in net operating cash needs.

     Notwithstanding the difficult conditions in the financial markets during the past year, the Company has satisfied all maturing obligations and funded its growth by accessing a variety of sources, including long and short-term debt, off-balance sheet securitizations and bank deposits. Similar to most issuances across debt markets, the Company's issuances of debt securities and securitizations through September have included spreads above benchmark rates that are greater than those on similar issuances completed during the prior several years. During the recent market turmoil, the Company has continued to issue commercial paper. While these commercial paper issuances have occurred at shorter weighted average maturities than the Company's historic trend, the shorter term is consistent with the issuances occurring in the current overall commercial paper market.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     The upcoming approximate maturities of the Company's long-term debt and debt issued in connection with off-balance sheet securitizations are as follows:


                                       Debt Maturities, in billions
                              ---------------------------------------------
        QUARTER ENDING:        LONG-TERM     OFF-BALANCE SHEET       TOTAL
        ---------------        ----------    ------------------      ------
        December 31, 2008         $3.6                 -              $3.6
        March 31, 2009             2.3              $1.5               3.8
        June 30, 2009              7.2               0.6               7.8
        September 30, 2009         2.9               2.7               5.6
        December 31, 2009          2.9                 -               2.9

     As of September 30, 2008, the Company's approximate U.S. capital market short-term outstandings were as follows:

        IN BILLIONS                      Commercial          Bank Time       Total
                                           Paper             Deposits
                                         ----------         ----------      ----------
        Gross Amount                           $9                 $9            $18*
        Proceeds from issuance invested
         in cash and equivalents               (5)                (7)           (12) **
                                         ----------         ----------      ----------
        Net amount                             $4                 $2             $6
                                         ==========         ==========      ==========


         * Excludes FDIC-insured demand deposits of approximately $4B and non-U.S. short-term term debt and deposits of approximately $3B.
         ** Excludes cash and cash equivalents on hand for day to day operations.


o LIQUIDITY. As discussed in the Company's October 8-K, in addition to the short-term and long-term capital market programs that the Company has accessed to date to satisfy its funding needs, as of September 30, 2008, the Company had in place various sources of cash including:

     - $12B of cash and cash equivalents (as referenced above) for liquidity purposes, which excludes cash and cash equivalents on hand to fund day-to-day operations;

     - A $5B liquidity investment portfolio of U.S. Treasury and government agency securities;

     - A $5B undrawn committed facility to purchase securitized credit card receivables; and

     -    $9B of undrawn committed bank credit facilities.

     In addition, the Company's subsidiaries, American Express Centurion Bank and American Express Bank, FSB (together, the "Banks") are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that credit card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility
     (TAF) program. On October 3, 2008, the Banks were approved to access the discount window, subject to the discretion of the Federal Reserve Bank of San Francisco, thereby providing the Banks with an additional source of contingent liquidity, if needed.

     The Company has approximately $45B in U.S. credit card loans and charge card receivables that could be sold over time through its existing securitization trusts, its undrawn committed securitization facility referred to above or pledged in return for secured borrowings to provide further liquidity.

     In consideration of all the funding sources described above, the Company believes that it would have the liquidity to satisfy all maturing obligations and fund normal business operations for at least a 12-month period in the event that access to the secured and unsecured fixed income capital markets were interrupted.

     The Company consistently looks to expand its funding options. As such, in 3Q '08 the Company, through its American Express Credit Corporation, ("Credco"), subsidiary, commenced an InterNotes(R) program which offers individual investors the opportunity to make unsecured medium and long-term fixed income investments in the Company through retail broker distribution. Additionally, the Company recently launched a retail certificate of deposit program through the Banks. To date, these two recently launched programs have raised over $700MM of funding.

     On October 7, 2008 the Federal Reserve Board (the "Board") announced the creation of the Commercial Paper Funding Facility ("CPFF"). The CPFF will provide three-month liquidity to U.S. issuers of commercial paper through a special purpose vehicle, ("SPV") which will purchase three-month unsecured and asset-backed commercial paper directly from eligible issuers using financing provided by the Federal Reserve Bank of New York. The commercial paper must be rated at least A1/P1/F1 by a major nationally recognized statistical rating organization ("NRSRO") and, if rated by multiple major NRSROs, must be rated at least A1/P1/F1 by two or more NRSROs. Commercial paper issuers must register with the CPFF in order to sell commercial paper to the SPV. Registration is scheduled to begin on Monday, October 20, 2008 and access to the SPV is scheduled to begin on Monday, October 27, 2008. The maximum amount of a single issuer's commercial paper the SPV may own at any time is limited to the greatest amount of U.S. denominated commercial paper outstanding on any day between January 1 and August 31, 2008. The SPV will cease purchasing commercial paper on April 30, 2009, unless the Board extends the facility. The Company believes that Credco, which issues unsecured commercial paper and has a short term credit rating of A1/P1/F1, is eligible to participate in this program. Once eligibility is determined, the Company expects that Credco will register with the CPFF in order to prudently manage its liquidity profile and further diversify its sources of funding. The Company's greatest amount of commercial paper outstanding during the reference period was approximately $14.7B.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     On October 14, 2008 the Federal Deposit Insurance Corporation ("FDIC") announced the establishment of a new program - the Temporary Liquidity Guarantee Program ("TLGP") - to temporarily guarantee newly-issued senior unsecured debt of eligible entities, and by providing full coverage to non-interest-bearing deposit accounts in FDIC-insured institutions, regardless of amount. Under the plan, certain newly-issued senior unsecured debt issued on or before June 30, 2009, would be fully protected in the event the issuing entity subsequently fails, or its holding company files for bankruptcy. Coverage would end on June 30, 2012, even if the maturity exceeds that date. The amount of debt covered by the TLGP may not exceed 125 percent of senior unsecured debt that was outstanding as of September 30, 2008 and that was scheduled to mature before June 30, 2009. The Company believes that its subsidiary Banks, as FDIC depository institutions, are both eligible to participate in this program. The Bank's senior unsecured debt as of September 30, 2008 that is scheduled to mature within the reference period is approximately $7.1B.


OTHER ITEMS OF NOTE

o VISA AND MASTERCARD LITIGATION SETTLEMENTS: In November of 2004 the Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc., ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company announced that it had reached an agreement with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants have been removed and the case is now dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of $2.25B from Visa and $1.8B from MasterCard. The total of more than $4.0B represents the largest antitrust settlement in U.S. history. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11. The Company has recognized $70MM from Visa in each of the three quarters of 2008 and $150MM from MasterCard in 3Q '08 pursuant to these agreements.

     Installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company is optimistic it is positioned to meet. Payments earned through September 2008 have been recorded as a reduction to the "other, net" expense line within the Corporate & Other segment.

o ACQUISITION OF CPS: On March 28, 2008, the Company completed its purchase of GE's commercial card and corporate purchasing business unit, CPS, for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. The Company expects that this acquisition will be additive to revenue growth, and will have a minor dilutive impact on both EPS and ROE in the early years following the transaction. This dilution estimate assumes the cash used for the purchase price would otherwise have been used for the repurchase of American Express common shares.

     In 1Q '08 the cash payment, total receivables of $1.3B and goodwill and other intangible assets of $1.0B related to the transaction were reflected on the Consolidated Balance Sheet. Receivables have been initially recorded within the other receivables ($1.2B) and other loans ($0.1B) lines. As underlying cardmember relationships migrate to AXP products over the coming quarters, the associated receivables will be reflected in the cardmember receivables and "cardmember lending" lines. As the receivables are related to commercial card relationships, they are reflected within the GCS segment, while the loans, related to small business relationships, are reflected within the USCS segment. The goodwill and intangible assets are recorded in the other assets line on the Consolidated Balance Sheet, and have been preliminarily allocated to the GCS ($1.0B) and USCS ($21MM) segments, respectively.

o AEB AND AEIDC: On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary which issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. The Company also expects to realize an additional amount representing the final net asset value of AEIDC which is contracted to be sold to Standard Chartered through a put/call agreement. As of September 30, 2008, the net asset value of that business was $50MM. This value is expected to be realized through (i) dividends from the subsidiary to the Company and (ii) a subsequent payment from Standard Chartered based on the net asset value of AEIDC on the date the business is transferred, which will occur in August 2009.

     As a result of the agreement, beginning with 3Q '07 and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which were not sold) were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. Beginning with 3Q '08 and for all prior periods, AEIDC results, assets and liabilities were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements.

EXPANDED PRODUCTS AND SERVICES

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:
     - With our co-brand partner, David Jones, launched the David Jones American Express Card in Australia, where customers will be able to use this credit card both inside and outside of David Jones stores.
     - Announced an alliance with Concur Technologies, Inc., a leading provider of on-demand T&E expense management services involving both an exclusive marketing partnership and strategic equity investment in the company. Concur will exclusively promote American Express's Corporate Cards to its clients, in return for promotional exclusivity of Concur(R) Expense by American Express's Global Commercial Card and Global Business Travel businesses.
     - Signed a multi-year preferred supplier agreement with Carson Wagonlit Travel (CWT). As part of the agreement, CWT will promote and distribute three American Express payment solutions - Business Travel Account, Corporate Card and Corporate Meeting Card - to its clients and prospects in 21 countries.
     - With International Speedway Corporation ("ISC") announced that the American Express(R) Card is now accepted at all ISC events and properties across the country.
     - Announced that American Express Cards are now accepted for auction purchases at Christie's in the United States.
     - With Starwood Hotels & Resorts Worldwide, Inc., announced a $75 food and beverage credit whenever Gold Card members book a stay of two or more consecutive nights at over 500 properties around the world across four Starwood brands: W Hotels, Westin Hotels & Resorts, Le Meridien Hotels & Resorts and Sheraton Hotels & Resorts.
     - Added seven new travel agencies to the American Express Travel U.S. Representative Network: Corporate Travel Planners in San Antonio, Texas; Cruises-N-More in Orlando, Florida; El Sol Travel in Tempe, Arizona; Elite Travel Group in Clearwater, Florida; Main Street Travel in Lakewood Ranch, Florida; Mundi Travel in San Jose, California; and Travel On, Ltd. in Beltsville, Maryland.
     - Announced our intent to launch BusinessTravelConnexion.com, a business-to-business online network for the corporate travel industry. Designed as a place for members to connect, share, and learn, BusinessTravelConnexion.com will bring together a consortium of industry decision makers, and subject-matter experts, educational resources, and perspectives from across the industry to create the most extensive online, business travel community.
     - Signed a hotel folio agreement with InterContinental Hotels Group ("IHG") that enables American Express to provide its corporate card customers with reports that break down their lodging expenditures at nearly 2,800 IHG properties in the U.S.
     - Announced a $1MM donation to make eight U.S. cities cleaner, greener and more beautiful through the Root For Our City Challenge.
     - Announced a partnership between American Express OPEN and Women Impacting Public Policy to launch "Give Me 5: Education and Access for Women in Federal Contracts." The national program is designed to educate women business owners on how to apply for and secure federal procurement opportunities.
     - Released our latest television spot featuring comedian and actress Tina Fey and director Martin Scorsese showcasing how American Express provides exclusive travel benefits for Platinum Card(R) members.

     In our Global Network Services ("GNS") business we:

     - Partnered with Westpac New Zealand to launch a new credit card that boosts the points earning power of Westpac's hotpoints rewards program by up to 50%.

     - With our new partner Crnogorska Komercijalna Banka, a member of the OTP Group, launched the first American Express Gold Credit Cards issued in Montenegro.

     - Expanded our partnership with MCB and launched the first American Express Green Card and Gold Card in Mauritius.

     - With our new partner Iberia Cards, issued Iberia Sendo American Express Cards in Spain.

     On September 3, 2008, J.D. Power and Associates released its second annual nationwide credit card satisfaction study and ranked American Express highest in overall satisfaction among 18 of the largest card issuers in the U.S.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

(Preliminary)

                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

         (Millions, except per share amounts)                   Quarters Ended    Percentage
                                                                 September 30,    Inc/(Dec)
                                                            --------------------  ----------
                                                              2008        2007
                                                              ----        ----
Revenues
   Discount revenue                                         $3,848     $3,659          5%
   Net card fees                                               577        522         11
   Travel commissions and fees                                 499        484          3
   Other commissions and fees                                  573        644        (11)
   Securitization income, net                                  200        392        (49)
   Other                                                       551        443         24
                                                            ------     ------
     Total                                                   6,248      6,144          2
                                                            ------     ------
Interest income
   Cardmember lending finance revenue                        1,521      1,581         (4)
   Other                                                       238        239          -
                                                            ------     ------
     Total                                                   1,759      1,820         (3)
                                                            ------     ------
         Total Revenues                                      8,007      7,964          1
                                                            ------     ------
Interest expense
    Cardmember lending                                         346        444        (22)
    Charge card and other                                      497        564        (12)
                                                            ------     ------
      Total                                                    843      1,008        (16)
                                                            ------     ------
Revenues net of interest expense                             7,164      6,956          3
                                                            ------     ------
Expenses
   Marketing, promotion, rewards and cardmember services     1,929      1,810          7
   Human resources                                           1,465      1,366          7
   Professional services                                       608        539         13
   Occupancy and equipment                                     398        374          6
   Communications                                              118        118         --
   Other, net                                                  200        339        (41)
                                                            ------     ------
      Total                                                  4,718      4,546          4
                                                            ------     ------
 Provisions for losses
   Charge card                                                 351        279         26
   Cardmember lending                                          958        579         65
   Other                                                        59         47         26
                                                            ------     ------
      Total                                                  1,368        905         51
                                                            ------     ------

Pretax income from continuing operations                     1,078      1,505        (28)
Income tax provision                                           217        383        (43)
                                                            ------     ------
Income from continuing operations                              861      1,122        (23)
Loss from discontinued operations, net of tax                  (46)       (55)       (16)
                                                            ------     ------
Net income                                                 $   815    $ 1,067        (24)
                                                            ======     ======
EPS-Basic
   Income from continuing operations                       $  0.75    $  0.96        (22)
                                                            ======     ======
   Loss from discontinued operations                         (0.04)     (0.05)       (20)
                                                            ======     ======
   Net Income                                              $  0.71    $  0.91        (22)
                                                            ======     ======

EPS-Diluted
   Income from continuing operations                       $  0.74    $  0.94        (21)
                                                            ======     ======
   Loss from discontinued operations                         (0.04)     (0.04)        --
                                                            ======     ======
   Net Income                                              $  0.70    $  0.90        (22)
                                                            ======     ======

Average Shares Outstanding
   Basic                                                     1,154      1,170         (1)
                                                            ======     ======
   Diluted                                                   1,158      1,192         (3)
                                                            ======     ======

o CONSOLIDATED REVENUES NET OF INTEREST EXPENSE: Consolidated revenues net of interest expense increased 3%, reflecting a decrease versus last year of 4% in USCS, and increases of 11% in ICS, 13% in GCS and 9% in GNMS. Revenues net of interest expense increased due to greater discount revenues, lower interest expense, higher other revenues, increased net card fees and greater travel commissions and fees, partially offset by lower securitization income, net, lower other commissions and fees and lower interest income. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 1%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 4%, reflecting increases of 6% in USCS, 13% in ICS, 14% in GCS and 11% in GNMS. The total expense growth reflected higher marketing, promotion, rewards and cardmember services expense, greater human resources expense, higher professional services expense, increased occupancy and equipment costs, and flat communications expense, partially offset by lower other, net expense. Translation of foreign currency contributed approximately 1% to the expense growth rate.

o CONSOLIDATED PROVISIONS FOR LOSSES: Consolidated provisions for losses increased 51% versus last year, reflecting increases of 47% in USCS, 60% in ICS, 43% in GCS and 87% in GNMS. Provisions rose primarily due to the difficult credit environment, which led to increased write-off and delinquency rates versus last year and increased merchant-related reserves. Translation of foreign currency had a minimal impact on the provision growth rate.

o PRE-TAX MARGIN: Was 15.0% in 3Q '08 compared with 10.4% in 2Q '08 and 21.6% in 3Q '07.

o EFFECTIVE TAX RATE: Was 20% in 3Q '08 versus 15% in 2Q '08 and 25% in 3Q '07. The rates for each of these periods reflect tax benefits related to the resolution of certain prior years' tax items as well as the benefit of the revision of our estimated annual effective tax rate.

o DISCOUNT REVENUE: Rose 5% on an 8% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs.

     - The average discount rate* was 2.56% in 3Q '08 and in 2Q '08 versus 2.57% in 3Q '07. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                             Quarters Ended                   Percentage
                                                              September 30,                   Inc/(Dec)
                                                     --------------------------------       ---------------
                                                            2008                 2007

Card billed business* (billions):
   United States                                      $    120.3           $    115.2             4%
   Outside the United States                                55.2                 47.3            17
                                                      ----------           ----------          -----
   Total                                              $    175.5           $    162.5             8
                                                      ==========           ==========          =====


Total cards-in-force (millions):
   United States                                            54.3                 51.7             5
   Outside the United States                                37.8                 33.0            15
                                                      ----------           ----------          -----
   Total                                                    92.1                 84.7             9
                                                      ==========           ==========          =====


Basic cards-in-force (millions):
   United States                                            42.3                 40.1             5
   Outside the United States                                32.8                 28.3            16
                                                      ----------           ----------          -----
   Total                                                    75.1                 68.4            10
                                                      ==========           ==========          =====


Average basic cardmember spending**
   United States                                      $    3,167             $  3,192              (1)
   Outside the United States                          $    2,752             $  2,542               8
   Total                                              $    3,049             $  3,006               1


   * For additional information about billed business and discount rate calculations, please refer to the Third Quarter 2008
     Earnings Release, American Express Company Selected
     Statistical Information pages.
  ** Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     WORLDWIDE BILLED BUSINESS: The 8% increase in worldwide billed business reflected increases of 4% in USCS, 11% in ICS, 8% in GCS and 29% in GNS partner volume. The table below summarizes selected billed business related statistics for 3Q '08:

                                                                            Percentage
                                                                             Increase
                                                                            Assuming No
                                                                            Changes in
                                                          Percentage          Foreign
                                                           Increase       Exchange Rates
                                                         -------------    ------------------
WORLDWIDE*
    Billed Business                                             8%               7%
    Average spending per proprietary basic card                 1                1
    Basic cards-in-force                                       10
U.S.*
    Billed Business                                             4
    Average spending per proprietary basic card                (1)
    Basic cards-in-force                                        5
    Proprietary consumer card billed business**                 1
    Proprietary small business billed business**               10
    Proprietary Corporate Services billed business***           5
OUTSIDE THE U.S.*
    Billed Business                                            17               14
    Average spending per proprietary basic card                 8                5
    Basic cards-in-force                                       16
    Proprietary consumer and small business billed             12                8
    business****
    Proprietary Corporate Services billed business***          13               10

     * Captions not designated as "proprietary" include both proprietary and GNS data.
    ** Included in USCS.
   *** Included in GCS.
  **** Included in ICS.

  -- U.S. non-T&E-related volume categories (which represented approximately 70% of total U.S. billed business) grew 7%, while
      T&E volumes rose 2%.
  -- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, increased 6% due to a 6% increase in the average airline charge while transactions were flat.
  -- Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 5% on 2% growth in transactions and a 3% increase in the average airline charge.
  -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Asia Pacific in the mid single-digits, growth in Canada and Europe in the high single-digits and growth in Latin America in the low teens.

- TOTAL CARDS-IN-FORCE: Rose 9% worldwide due to an increase of 4% in both USCS and in ICS, a 3% increase in GCS and a 25% increase in GNS. Continued card acquisitions within proprietary and GNS activities, as well as continued solid average customer retention levels, were partially offset by the suppressing effect of credit-related actions.

   -- 800K and 1.2MM net cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

o NET CARD FEES: Increased 11% due to a higher average fee per proprietary card and card growth.

o TRAVEL COMMISSIONS AND FEES:   Increased 3%, primarily reflecting a 4%
  increase in worldwide travel sales.

o OTHER COMMISSIONS AND FEES: Decreased 11% on a lower average balance of owned cardmember loans and a reclass to other revenues in USCS of certain card service-related fees.

o SECURITIZATION INCOME, NET: Decreased 49% primarily due to lower excess spread, net, driven by increased write-offs and the charge to the fair value of the I/O Strip, which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

- Components of Securitization Income, Net:

                                                      Quarters Ended        Percentage
                                                       September 30,         Inc/(Dec)
                                                 ----------------------     ------------
                                                  2008            2007
                                                 -----           -----
(millions)
Excess spread, net*                              $  84            $ 264       (68)%
Servicing fees                                     141              108        31
(Losses) Gains on sales from securitizations**     (25)              20         #
                                                 -----            -----
Total securitization income, net                 $ 200            $ 392       (49)
                                                 =====            =====


   # Denotes variance of more than 100%.
   * Excess spread, net is the net positive cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.
  ** Excludes $189MM and ($38MM) of impact from cardmember loan sales and maturities in 3Q '08, respectively, as well as $47MM and ($18MM) of impact from cardmember loan sales and maturities in 3Q '07, respectively, reflected in the provisions for losses.

- The average balance of Cardmember lending securitizations was $28.1B in 3Q '08 compared with $21.7B in 3Q '07.

o OTHER REVENUES: Increased 24%, primarily reflecting the benefits of the CPS acquisition, higher network and partner-related revenues, and a reclass from other commissions and fees within USCS.

o CARDMEMBER LENDING FINANCE REVENUE: Decreased 4% due to lower average loan balances and a lower portfolio yield, due to the impact of reduced market interest rates on variably priced assets.

o    OTHER INTEREST INCOME:  Was flat versus the prior year.

o CARDMEMBER LENDING INTEREST EXPENSE: Decreased 22% due to a lower cost of funds driven by reduced market rates on variably priced loans.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 12%, reflecting a lower cost of funds driven by reduced market rates on variably priced loans which more than offset increased liquidity-related funding levels.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 7%, reflecting higher volume-driven rewards costs. Marketing and promotion expenses were flat versus the prior year.

o HUMAN RESOURCES EXPENSE: Increased 7% due to a 2% increase in employees and higher merit and salesforce-related incentive costs.

o PROFESSIONAL SERVICES EXPENSE: Increased 13% primarily due to higher technology-related consulting and credit and collection expenses.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 6% on higher technology-related and servicing costs.

o    COMMUNICATIONS EXPENSE:  Was flat versus the prior year.

o OTHER, NET EXPENSE: Decreased 41% primarily due to the settlement payments from MasterCard and Visa, partially offset by expenses related to the CPS acquisition.

o CHARGE CARD PROVISION FOR LOSSES: Increased 26% due to higher loss ratios and delinquency rates versus last year, partially offset by a lower receivables balance.

- WORLDWIDE CHARGE CARD:*

-- The loss ratio and past due rates increased versus last year and last quarter.

                                                 9/08              6/08              9/07
                                             --------------    -------------     -------------
Net loss ratio as a % of charge volume           0.33%            0.29%            0.26%
90 days past due as a % of receivables            3.2%             3.0%             2.8%


                                                 9/08              6/08              9/07
                                             --------------    -------------     -------------
Total Receivables (billions)                 $   37.6         $   39.9          $   38.5
Reserves (millions)                          $  1,134         $  1,146          $   998
% of receivables                                  3.0%             2.9%             2.6%
% of 90 day past due accounts                      95%              97%             91%

   *There are no off-balance sheet Charge Card securitizations.
    Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 65% due to higher write-off and delinquency rates partially offset by decreased average loan balances.

     - WORLDWIDE LENDING:*
       -- The write-off and past due rates increased versus last year and last quarter.

                                       9/08            6/08              9/07
                                   -----------     -------------     -------------
Net write-off rate                        5.8%           5.5%**         3.4%
30 days past due as a % of loans          3.7%           3.4%           2.5%

                                       9/08            6/08              9/07
                                   -----------     -------------     -------------
Total Loans (billions)             $     45.8     $     49.7      $     50.5
Reserves (millions)                $    2,640     $    2,594      $    1,469
% of total loans                          5.8%           5.2%            2.9%
% of 30 days past due accounts            155%           155%            118%

   * All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Third Quarter 2008 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.
   ** The 6/08 owned net write-off rate was elevated partially due to an addition of $10.2B of loans to the American Express Credit Account Master Trust (the "Lending Trust") on May 16, 2008. This resulted in decreased net write-off rates within the Lending Trust, and increased net write-off rates on an owned basis. The managed basis net write-off rates were not affected by this addition.

o OTHER PROVISION FOR LOSSES: Increased 26% reflecting additional merchant-related reserves primarily due to the generally weaker U.S. economic conditions.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of September 30, 2008, the Company's "tangible common equity" was $10B and its "total adjusted assets" as defined in the Subordinated Debentures, were $157B. As of September 30, 2008, the consolidated assets as reflected on the Company's balance sheet were $127B.


                               CORPORATE & OTHER

o Net income was $158MM in 3Q '08 compared with net expense of $2MM in 2Q '08 and $11MM in 3Q '07.

   - 3Q '08 included:
    -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
    -- $56MM in tax benefits primarily due to the revision of the Company's estimated annual effective tax rate.

   - 2Q '08 included:
     -- $43MM of after-tax income related to the Visa litigation settlement; and -- $9MM of the tax benefits related to the resolution of certain prior years' tax items.

   - The 3Q '08 and 2Q '08 expense included $4MM and $1MM after-tax of reengineering costs, respectively.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                 Quarters Ended         Percentage
                                                                  September 30,         Inc/(Dec)
                                                            ---------------------       ----------
(millions)                                                    2008          2007
                                                              ----          ----
Revenues
    Discount revenue, net card fees and other               $2,623         $2,632              -%
    Cardmember lending finance revenue                       1,087          1,224            (11)
    Securitization income, net                                 200            392            (49)
                                                            ------         ------
        Total revenues                                       3,910          4,248             (8)
    Interest expense
     Cardmember lending                                        290            402            (28)
     Charge card and other                                     161            257            (37)
                                                            ------         ------
Revenues net of interest expense                             3,459          3,589             (4)
                                                            ------         ------
Expenses
    Marketing, promotion, rewards and cardmember services    1,245          1,191              5
    Human resources and other operating expenses               909            848              7
                                                            ------         ------
     Total                                                   2,154          2,039              6
                                                            ------         ------
Provisions for losses                                          941            638             47
                                                            ------         ------
Pretax segment income                                          364            912            (60)
Income tax provision                                           120            320            (63)
                                                            ------         ------
Segment Income                                              $  244         $  592            (59)
                                                            ------         ------

STATISTICAL INFORMATION
                                                                             Quarters Ended              Percentage
                                                                             September 30,               Inc/(Dec)
                                                                       ---------------------------    --------------------
                                                                           2008          2007
                                                                           ----          ----
Card billed business (billions)                                      $     97.9       $   94.2               4%
Total cards-in-force (millions)                                            44.7           42.9               4
Basic cards-in-force (millions)                                            33.4           31.8               5
Average basic cardmember spending* (dollars)                         $    2,950       $  2,986              (1)
Segment capital (millions)**                                         $    5,069       $  4,468              13
Return on average segment capital**                                        17.0%          50.5%
Return on average tangible segment capital**                               17.7%          52.5%


    * Proprietary cards only.
   ** Segment capital includes an allocation attributable to goodwill of $175MM and $168MM and other intangibles of $25MM and none in 3Q '08 and 3Q '07, respectively. Please refer to Appendix I of the Third Quarter 2008 Earnings Release, for the components of ROE and ROTE.

     - BILLED BUSINESS: The 4% increase in billed business primarily reflects the 5% increase in basic cards-in-force.

       -- Within the U.S. consumer business, billed business grew 1%; small business volumes rose 10%.

     - TOTAL CARDS-IN-FORCE: Increased by 1.8MM, or 4%, versus last year on continued card acquisition initiatives and generally stable retention levels, which were partially offset by the suppressing effect of credit-related actions.

P&L DISCUSSION:

o SEGMENT INCOME: Decreased 59% as revenues net of interest expense decreased 4%, expenses increased 6% and provisions for losses increased 47%.

     - PRE-TAX MARGIN: Was 10.5% in 3Q '08 versus (1.8%) in 2Q '08 and 25.4% in 3Q '07.

     - EFFECTIVE TAX RATE: Was 33% in 3Q '08 compared to 133% in 2Q '08 and 35% in 3Q '07. The tax rates in 3Q '08 and 3Q '07 reflect the net tax benefits primarily related to the resolution of certain prior years' tax items in each of these respective periods. The tax benefit in 2Q '08 reflects the effect of significant charges on pretax segment income and the benefits primarily related to the resolution of certain prior years' tax items.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Was unchanged largely due to greater billed business volumes and higher net card fees offset by lower commissions and assessments.

o CARDMEMBER LENDING FINANCE REVENUE: Decreased 11% due to a decrease of 6% in average owned lending balances and lower yields.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

o SECURITIZATION INCOME, NET: Decreased 49% primarily due to lower excess spread, net, driven by increased write-offs and the charge to the fair value of the I/O Strip, which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

o CARDMEMBER LENDING INTEREST EXPENSE: Decreased 28% due to a lower cost of funds and lower average owned lending balances.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 37% primarily due to a lower cost of funds.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 5% due to greater rewards costs which were partially offset by lower marketing and promotion expenses.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 7% primarily due to higher technology-related investments and increased credit and collection costs.

o PROVISIONS FOR LOSSES: Increased 47% due to higher write-off and delinquency rates.


- CHARGE CARD: *
  -- The loss ratio and past due rate increased versus last year and last quarter.
                                                                 9/08            6/08            9/07
                                                             -------------    ------------    ------------
              Total Receivables (billions)                        $18.8           $19.8          $19.4
              Net loss ratio as a % of charge volume              0.47%           0.44%           0.34%
              90 days past due as a % of total                     4.2%            4.1%            3.9%

- CARDMEMBER LENDING: **
  -- The write-off rate and past due rate increased versus last year and last quarter.
                                                                9/08             6/08              9/07
                                                             -------------    --------------     -----------
Total Loans (billions)                                       $  34.6           $  37.9          $  40.0
Net write-off rate                                               6.1%             5.8%***           3.0%
30 days past due as a % of loans                                 3.9%             3.4%              2.4%

    * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
   ** Owned basis. See pages 14-15 for "Managed Basis" Cardmember lending information.
  *** The 6/08 owned net write-off rate was elevated partially due to an addition of $10.2B of loans to the Lending Trust on May 16, 2008. This resulted in decreased net write-off rates within the Lending Trust, and increased net write-off rates on an owned basis. The managed basis net write-off rates were not affected by this addition.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

MANAGED BASIS
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember lending finance revenue, cardmember lending interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

   The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------
     (millions)                                               2008           2007
                                                              ----           ----

   o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
             Reported for the period (GAAP)                $ 2,623        $ 2,632             -%
             Securitization adjustments                        122             67             82
                                                           -------        -------
             Managed discount revenue, net card fees and
             other                                         $ 2,745        $ 2,699              2
                                                           =======        =======

  o CARDMEMBER LENDING FINANCE REVENUE:
             Reported for the period  (GAAP)               $ 1,087        $ 1,224            (11)
             Securitization adjustments                        883            821              8
                                                           -------        -------
             Managed cardmember lending finance revenue    $ 1,970        $ 2,045             (4)
                                                           =======        =======

  o SECURITIZATION INCOME, NET:

             Reported for the period (GAAP)                $   200        $   392            (49)
             Securitization adjustments                       (200)          (392)           (49)
                                                           -------        -------
             Managed securitization income, net            $  --          $  --             --
                                                           =======        =======

  o CARDMEMBER LENDING INTEREST EXPENSE:

             Reported for the period  (GAAP)               $   290        $   402            (28)
             Securitization adjustments                        196            302            (35)
                                                           -------        -------
             Managed cardmember lending interest expense   $   486        $   704            (31)
                                                           =======        =======

  o PROVISIONS FOR LOSSES:

             Reported for the period (GAAP)                $   941        $   638             47
             Securitization adjustments                        629            226              #
                                                           -------        -------
             Managed provisions for losses                 $ 1,570        $   864             82
                                                           =======        =======

             # Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES
MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 2% largely due to greater billed business volumes and higher net card fees.

o CARDMEMBER LENDING FINANCE REVENUE: Decreased 4% as lower yields more than offset the 8% growth in average managed lending balances.

o CARDMEMBER LENDING INTEREST EXPENSE: Decreased 31% due to a lower cost of funds which more than offset higher average managed lending balances.

o PROVISIONS FOR LOSSES: Increased 82% due to higher write-off and delinquency rates within the U.S. portfolio as well as increased average managed loan volumes.

- CARDMEMBER LENDING: *
-- The write-off rate and past due rate increased versus last year and last quarter.
                                                               9/08             6/08             9/07
                                                            -----------     -------------     ------------
              Total Loans (billions)                           $64.4             $64.7           $61.5
              Net write-off rate                                 5.9%              5.3%            3.0%
              30 days past due as a % of loans                   3.9%              3.3%            2.4

              * Managed basis. There are no off-balance sheet
                Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 13.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------

(millions)                                                     2008       2007
                                                               ----       ----

Revenues
    Discount revenue, net card fees and other               $ 1,023    $   953                7%
    Cardmember lending finance revenue                          432        353               22
                                                            -------    -------
        Total revenues                                        1,455      1,306               11
    Interest expense
      Cardmember lending                                        157        126               25
      Charge card and other                                      66         66                -
                                                            -------    -------
Revenues net of interest expense                              1,232      1,114               11
                                                            -------    -------
Expenses
    Marketing, promotion, rewards and cardmember services       388        354               10
    Human resources and other operating expenses                527        453               16
                                                            -------    -------
         Total                                                  915        807               13
                                                            -------    -------
Provisions for losses                                           316        197               60
                                                            -------    -------
Pretax segment income                                             1        110              (99)
Income tax benefit                                              (66)       (30)               #
                                                            -------    -------
Segment income                                              $    67    $   140              (52)
                                                            =======    =======

  # Denotes a variance of more than 100%.

STATISTICAL INFORMATION

                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------
                                                               2008       2007
                                                               ----       ----
Card billed business (billions)                            $   27.5    $  24.7               11%
Total cards-in-force (millions)                                16.4       15.8                4
Basic cards-in-force (millions)                                11.5       11.2                3
Average basic cardmember spending* (dollars)               $  2,393    $ 2,209                8
Segment capital (millions)**                               $  2,257    $ 1,983               14
Return on average segment capital**                            11.8%      24.4%
Return on average tangible segment capital**                   15.9%      34.3%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill of $517MM and $520MM and other intangibles of $41MM and $19MM in 3Q '08 and 3Q '07, respectively. Please refer to Appendix I of the Third Quarter 2008 Earnings Release, for the components of ROE and ROTE.

     - BILLED BUSINESS: The 11% increase in billed business reflects an 8% increase in average spending per proprietary basic card and a 3% increase in basic cards-in-force.
         -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card-in-force increased 8% and 5%, respectively. Volume growth within the major geographic regions ranged from growth in the mid single-digits to the low double-digits.

     -   TOTAL CARDS-IN-FORCE: Increased by 600K, or 4%, versus last year.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 52% versus last year as revenues net of interest expense increased 11% due to spending and loan growth, expenses rose by 13% reflecting higher volumes and business-building investments and provisions for losses increased 60%, primarily driven by higher lending reserve levels in Mexico. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 3Q '08 included a $1MM ($0MM after-tax) reengineering credit.

     - PRE-TAX MARGIN: Was 0.1% in 3Q '08 versus 5.8% in 2Q '08 and 9.9% in 3Q '07.

     - EFFECTIVE TAX RATE: Was not meaningful in 3Q '08 versus
       (58%) in 2Q '08 and (27%) in 3Q '07. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S. Additionally, the tax rate in 3Q '08 reflects a low level of pre-tax income. The tax rates in both 2Q '08 and 3Q '07 reflect tax benefits primarily related to the resolution of certain prior years' tax items.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 7% driven primarily by the higher level of card spending and increased net card fees.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 22% on 13% growth in average lending balances and a higher portfolio yield.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 25% on higher average loan balances and an increased cost of funds.

o    CHARGE CARD AND OTHER INTEREST EXPENSE:  Was unchanged versus last year.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 10% on higher marketing and promotion expenses and higher volume-related rewards costs.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 16% primarily due to higher human resources expense, which reflected a higher level of employees, greater professional services expense and increased other operating expenses.

o PROVISIONS FOR LOSSES: Increased 60% due to higher lending reserve levels in Mexico, increased delinquency and write-off rates and loan and business volume growth.

- CHARGE CARD: *
  -- The loss ratio decreased versus last year but increased versus last quarter. The past due rate increased versus last year and last quarter.
                                                9/08       6/08       9/07
                                                ----       ----       ----
Total Receivables (billions)                 $   6.1    $   6.6    $   6.1
Net loss ratio as a % of charge volume          0.25%      0.22%      0.26%
90 days past due as a % of total                 2.7%       2.4%       1.8%

- CARDMEMBER LENDING: *
  -- The write-off and past due rates increased versus last year and last quarter.

                                                      9/08       6/08       9/07
                                                      ----       ----       ----
Cardmember Loans (billions)                        $  11.1    $  11.8    $  10.5
Net write-off rate                                     5.0%       4.5%       4.8%
30 days past due as a % of loans                       3.3%       3.1%       2.7%


     * There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations.
       Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES


                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------
(millions)                                                    2008       2007
                                                              ----       ----
Revenues
    Discount revenue, net card fees and other               $1,309     $1,180               11%
                                                            ------     ------
    Charge card and other interest expense                     109        116               (6)
                                                            ------     ------
Revenues net of interest expense                             1,200      1,064               13
                                                            ------     ------
Expenses
    Marketing, promotion, rewards and cardmember services      113         86               31
    Human resources and other operating expenses               836        749               12
                                                            ------     ------
         Total                                                 949        835               14
                                                            ------     ------
Provisions for losses                                           60         42               43
                                                            ------     ------
Pretax segment income                                          191        187                2
Income tax provision                                            57         52               10
                                                            ------     ------
Segment income                                              $  134     $  135               (1)
                                                            ======     ======


STATISTICAL INFORMATION
                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------
                                                              2008           2007
                                                              ----           ----
Card billed business (billions)                            $  32.3       $  29.9            8%
Total cards-in-force (millions)                                7.0           6.8            3
Basic cards-in-force (millions)                                7.0           6.8            3
Average basic cardmember spending* (dollars)               $ 4,611       $ 4,389            5
Segment capital (millions)**                               $ 3,564       $ 2,230           60
Return on average segment capital**                           21.2%         26.2%
Return on average tangible segment capital**                  43.9%         44.3%

  *  Proprietary cards only.
 ** Segment capital includes an allocation attributable to goodwill of $1.6B and $767MM and other intangibles of $362MM and $129MM in 3Q '08 and 3Q '07, respectively. Please refer to Appendix I of the Third Quarter 2008 Earnings Release, for the components of ROE and ROTE.

     - BILLED BUSINESS: The 8% increase in billed business reflects a 5% increase in average spending per proprietary basic card and a 3% increase in basic cards-in-force.
         -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card-in-force increased 7% and 4%, respectively. Volume growth of 5% within the U.S. compared to growth within the Company's other major geographic regions ranging from the high single-digits to 20%.

     -   TOTAL CARDS-IN-FORCE: Increased by 200K, or 3%, versus last year.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 1% versus last year as revenues net of interest expense increased 13%, expenses rose by 14% and provisions for losses increased 43%. Both revenue and expense growth rates were inflated by the translation of foreign currency, as well as the impact of the CPS acquisition.

     - 3Q '08 included $1MM ($0MM after-tax) of reengineering expense versus $9MM ($6MM after-tax) in 3Q '07.

     - PRE-TAX MARGIN: Was 15.9% in 3Q '08 versus 24.9% in 2Q '08 and 17.6% in 3Q '07.

     - EFFECTIVE TAX RATE:  Was 30% in 3Q '08 and in 2Q '08, versus 28% in
       3Q '07.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 11% driven primarily by higher card spending, increased other revenues and greater travel revenues.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 6% due to a lower cost of funds, primarily within the U.S., partially offset by the cost of funding the CPS acquisition.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 31%, primarily reflecting a reallocation of rewards reserve costs for linked corporate and consumer accounts from the USCS segment, as well as higher volume-related rewards costs.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 12% primarily due to higher other operating expense and greater human resources expense.

o PROVISIONS FOR LOSSES: Increased 43%, primarily reflecting higher loss and past due rates.

o    CHARGE CARD: *

-- The loss ratio and past due rates increased versus last year and last quarter.

                                                        9/08      6/08      9/07
                                                      ------    ------    ------
Total Receivables (billions)                        $   12.5  $   13.4  $   12.5
Net loss ratio as a % of charge volume                  0.15%    0.10%      0.11%
90 days past due as a % of total                         1.8%     1.6%       1.6%

      * There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES


                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------       ---------
(millions)                                                    2008           2007
                                                              ----           ----

Revenues
    Discount revenue, fees and other                       $ 1,016        $   902           13%
                                                            -------       -------
    Interest expense
      Cardmember lending                                       (24)           (33)         (27)
      Other                                                    (31)           (45)         (31)
                                                            -------       -------

Revenues net of interest expense                             1,071            980            9
                                                            -------       -------
Expenses
    Marketing and promotion                                    150            151           (1)
    Human resources and other operating expenses               481            417           15
                                                            -------       -------
       Total                                                   631            568           11
                                                            -------       -------
Provisions for losses                                           43             23           87
                                                            -------       -------
Pretax segment income                                          397            389            2
Income tax provision                                           139            123           13
                                                            -------       -------
Segment income                                             $   258        $   266           (3)
                                                            =======       =======


STATISTICAL INFORMATION
                                                                Quarters Ended          Percentage
                                                                September 30,           Inc/(Dec)
                                                           -----------------------      ---------
                                                               2008       2007
                                                               ----       ----
Global card billed business* (billions)                    $  175.5    $  162.5           8%
Segment capital (millions)**                               $  1,437    $  1,125          28
Return on average segment capital**                            82.4%       84.7%
Return on average tangible segment capital**                   84.7%       87.5%
Global Network Services:
Card billed business (billions)                            $   18.2    $   14.1          29%
Total cards-in-force (millions)                                24.0        19.2          25


  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
  ** Segment capital includes an allocation attributable to goodwill of $28MM in 3Q '08 and $27MM in 3Q '07 and other intangibles of $7MM and $5MM, respectively. Please refer to Appendix I of the Third Quarter 2008 Earnings Release, for the components of ROE and ROTE.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 3% as revenues net of interest expense grew 9%, expenses rose 11% and provisions for losses increased $20MM versus 3Q '07. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 3Q '08 included $4MM ($3MM after-tax) of reengineering expense.

     - PRE-TAX MARGIN: Was 37.1% in 3Q '08 versus 42.0% in 2Q '08 and 39.7% in 3Q '07.

     - EFFECTIVE TAX RATE: Was 35% in 3Q '08 versus 34% in 2Q '08 and 32% in 3Q '07.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 13%, reflecting growth in merchant-related revenues, primarily from the 8% increase in global card billed business and higher GNS-related revenues.

o CARDMEMBER LENDING INTEREST EXPENSE: The expense credit decreased 27% due to a lower rate-driven interest credit primarily in the U.S. related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o OTHER INTEREST EXPENSE: The expense credit decreased 31% reflecting the impact of a lower effective cost of funds on charge card-related transfer pricing, which recognizes the merchant services' accounts payable-related funding benefit.

o    MARKETING AND PROMOTION EXPENSES:  Decreased 1%.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2008 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES


o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 15% primarily due to greater human resources expense, which reflected an expansion of the merchant sales force, as well as higher volume-related and professional services expenses.

o PROVISIONS FOR LOSSES: Increased $20MM reflecting an increase in merchant-related reserves primarily due to the generally weaker U.S. economic conditions.

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the economic environment, and the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new Cardmembers, reduce Cardmember attrition, capture a greater share of existing Cardmembers' spending, and sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the Company's ability to manage credit risk related to consumer debt, business loans, merchants and other credit trends, which will depend in part on the economic environment, including, among things, the housing market, the rates of bankruptcies and unemployment, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products, and on the effectiveness of the Company's credit models; the impact of the Company's efforts to deal with delinquent Cardmembers in the current challenging economic environment, which may affect payment patterns of Cardmembers, the Company's near-term write-off rates, including during the remainder of 2008 and in 2009, and the volumes of the Company's loan balances in 2008 and 2009; the write-off and delinquency rates in the medium- to long-term of Cardmembers added by the Company during the past few years, which could impact their profitability to the Company; the Company's ability to effectively implement changes in the pricing of certain of its products and services; fluctuations in interest rates (including fluctuations in benchmarks, such as LIBOR and other benchmark rates, and credit spreads), which impact the Company's borrowing costs, return on lending products and the value of the Company's investments; the Company's ability to meet its ROE target range of 33 to 36 percent on average and over time, which will depend in part on factors such as the Company's ability to generate sufficient revenue growth and achieve sufficient margins, fluctuations in the capital required to support its businesses, the mix of the Company's financings, and fluctuations in the level of the Company's shareholders' equity due to share repurchases, dividends, changes in accumulated other comprehensive income and accounting changes, among other things; the actual amount to be spent by the Company on marketing, promotion, rewards and Cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; fluctuations in foreign currency exchange rates; the Company's ability to grow its business, generate excess capital and, over time, meet or exceed its return on shareholders' equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services' bank partners in the United States the benefits of greater Cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; the ability of the Global Network Services business to meet the performance requirements called for by the Company's recent settlements with MasterCard and VISA; trends in travel and entertainment spending and the overall level of consumer confidence; the uncertainties associated with business acquisitions, including, among others, the failure to realize anticipated business retention, growth and cost savings, as well as the ability to effectively integrate the acquired business into the Company's existing operations; the underlying assumptions and expectations related to the February 2008 sale of the American Express Bank Ltd. businesses and the transaction's impact on the Company's earnings proving to be inaccurate or unrealized; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term (including during 2009) and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company's ability to reinvest the benefits arising from such reengineering actions in its businesses; bankruptcies, restructurings, consolidations or similar events (including, among others, the proposed Delta Airlines/Northwest Airlines merger) affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; the ability of the Company to satisfy its liquidity needs and execute on its funding plans, which will depend on, among other things, the Company's future business growth, its credit ratings, market capacity and demand for securities offered by the Company, performance by the Company's counterparties under its bank credit facilities and other lending facilities, regulatory changes, including changes to the policies, rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of San Francisco, the Company's ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions and the Company's ability to meet the criteria for participation in certain liquidity facilities and other funding programs, including the Commercial Paper Funding Facility and the Temporary Liquidity Guarantee Program, being made available through the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and other federal departments and agencies; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the Company's ability to invest in technology advances across all areas of its business to stay on the leading edge of technologies applicable to the payments industry; the Company's ability to protect its intellectual property rights (IP) and avoid infringing the IP of other parties; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, natural disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; the potential impact of regulations proposed by federal bank regulators relating to certain credit and charge card practices, including, among others, the imposition by card issuers of interest rate increases on outstanding balances and the allocation of payments in respect of outstanding balances with different interest rates, which could have an adverse impact on the Company's net income; accounting changes; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and its other reports filed with the SEC.


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